Exhibit (j)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated December 28, 2017 with respect to the financial statements of AB Bond Inflation Strategy and AB Municipal Bond Inflation Strategy and December 29, 2017 with respect to the financial statements of AB All Market Real Return Portfolio for the fiscal year ended October 31, 2017, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 169 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.

                                                           /s/ Ernst & Young LLP

New York, New York
January 30, 2018